Exhibit 99.1

Salona Global Medical Device Corp. Announces Acquisition of Simbex, a Multi-Product, IP-Driven
Medical Device Company with $8,000,000 in Annual Revenues; Increases Estimated Annualized Run
Rate Revenues to Over $24,000,000

SAN DIEGO, CALIFORNIA - September 30, 2021 - Salona Global Medical Device Corporation (the "Company" or "SGMD") (TSXV:SGMD) announced today that it has acquired Simbex, LLC ("Simbex") (https://simbex.com/our-work/), an IP-based business that has a portfolio of several revenue and royalty generating products ranging from wearable technology to products for physical stability as well as expertise in development and design of many medical devices on the market it has innovated over the past several years. Simbex generated over $8,000,000 in audited revenues in 2020 with reported gross margins of 50% and was cash flow positive. With the closing of Simbex, management estimates SGMD's annualized run-rate revenue will top $24,000,000.

The SGMD Business Plan: Acquire businesses in the recovery medicine market and strengthen into a fully integrated medical device company through post-acquisition revenue and cost enhancements

SGMD resumed trading on June 9, 2021 with a plan to execute several acquisitions, building revenue and cash flow:

(1) The first acquisition was SDP, an FDA-approved hi-tech and robotics facility producing recovery medicine products. SDP, located in the low cost state of South Dakota in the U.S., has expertise in cost effectively producing high quality devices that meet FDA standards.

(2) With SGMD's second acquisition, Simbex, the Company anticipates leveraging the SDP facility as SDP and Simbex look to work together to reformulate IP for the recovery medicine market.

(3) SGMD's strategy behind its third potential acquisition, currently in the non-binding LOI stage announced July 20, 2021, is to acquire direct distribution to sell these potential reformulated products into that sales channel.

(4) Additionally, SGMD is focused on a European sales channel the Company plans to develop, either through acquisition or organically or both.

SGMD has plans to continue to build its pipeline for further potential acquisitions to build out both the intellectual property portfolio and the domestic and international sales channels. After this acquisition, SGMD is still debt free at the parent level and now has approximately $11,500,000 of enterprise net tangible assets.*

"We are excited that our second acquisition is finally in place," said Les Cross, Chairman and interim CEO of SGMD. "Navigating acquisitions through two regulatory regimes, US and Canadian, has been a bit frustrating for the management team and the shareholders. Our public listing took much longer than expected as has the acquisition process, but I am happy to say we have improved our regulatory efficiency without an increase to overhead and we look forward to the next set of acquisitions. I feel confident we can execute on our acquisition-oriented business plan with our existing balance sheet and we are looking forward to inviting more companies into the Salona family."

"Simbex is promising because it develops IP and designs cutting edge medical devices in very specific, targeted markets," continued Mr. Cross. "A significant revenue stream for Simbex is from wearable technology, including in football helmets, deployed at all levels of play from youth to professional in the U.S. to monitor and educate players and coaches around concussion injuries. Simbex also continues to develop technology for clients not operating in our market. As Simbex generates revenue and cash flow by designing products and creating IP for its clients, it simultaneously gains the expertise applicable to specific medical device markets we intend to serve. One key aspect of this acquisition is the commercialized expertise or IP rights that Simbex retains for products in markets their clients do not address, specifically the global healthcare market for recovery medicine that we do target."

"With each accretive acquisition, we aim to increase EPS, and we are one step closer to becoming a global medical device company," concluded Mr. Cross. "With our previous announcement in July to acquire a company with a wide base of clinical customers in the U.S., we stand to benefit greatly as we aim to sell IP-driven products into that channel. We are planning to build a fully integrated company with a strategy of acquiring platform businesses that are already cash flow positive, and then improving our results through revenue enhancement and operational synergies. Our M&A team is working diligently so we can meet our goal of frequent and accretive deals."

Details of the Simbex Acquisition

The consideration is largely dependent upon 2022 performance. An initial payment of US$3,500,000 followed by a contingent payment in January 2023 of (1) up to US$3,500,000, and (2) up to 6,383,954 shares based upon profitability milestones. In order to capture the entire cash component of the earn-out, Simbex will have to have 2022 profits (measured as EBITDA) in excess of US$641,025 and in order to earn the entire share allocation, profits in 2022 will have to be in excess of US$1,400,000. SGMD would close this transaction with existing cash on the balance sheet.

Restricted shares of a U.S. subsidiary of SGMD will be issued to the sellers of Simbex. Each share of the U.S. subsidiary issued in January 2023 will be exchangeable, at the option of the holder, for one Class "A" share of SGMD as described in previous filings (the "Class "A" Shares"). The Class A shares are further restricted as they may be converted to SGMD Common shares only so long as the holder has no more than 500,000 Common Shares at any one time.

In addition, pursuant to the terms of an advisory agreement dated September 6, 2020 between the Company and a capital markets advisory firm ("Advisor"), the Company intends on issuing Advisor warrants exercisable for 199,804 common shares of the Company at $0.86 per share for 24 months. The Company had agreed to issue Advisor the warrants in consideration for advisory services provided to the Company by Advisor. The issuance of the warrants is subject to TSX Venture Exchange approval and, if issued, will be issued in reliance on exemptions from the registration requirements of the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and applicable state securities laws, and will be issued as "restricted securities" (as defined in Rule 144 under the U.S. Securities Act). In addition, the securities issuable pursuant to the transactions noted herein will be subject to a Canadian four-month hold period.

All dollar figures in this release are in Canadian dollars unless designated as US dollars.

The Company has posted its latest corporate presentation, along with a webcast led by Chairman & interim CEO Les Cross, at www.salonaglobal.com/investors.

For more information please contact:

Les Cross

Chairman of the Board and Interim Chief Executive Officer

Tel: 1 (800) 760-6826

Email: Info@Salonaglobal.com

* Enterprise net tangible assets is defined as total tangible assets less working capital lines of credit.

Additional Information

The securities referred to in this news release have not been, nor will they be, registered under the United States Securities Act of 1933, as amended, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent U.S. registration or an applicable exemption from the U.S. registration requirements. This news release does not constitute an offer for sale of securities for sale, nor a solicitation for offers to buy any securities. Any public offering of securities in the United States must be made by means of a prospectus containing detailed information about the company and management, as well as financial statements.

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws.

These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate",  and similar expressions. All statements other than statements of historical fact may be forward-looking information. Such statements reflect SGMD's current views and intentions with respect to future events, and current information available to SGMD, and are subject to certain risks, uncertainties and changes in circumstances that could significantly affect SGMD's future financial results and business.  SGMD cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements.  Such factors include but are not limited to  the general business and economic conditions in the regions in which SGMD operates; the ability of SGMD to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on SGMD's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which SGMD is exposed; the failure of third parties to comply with their obligations to SGMD or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by SGMD; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; and risks related to COVID-19 including various recommendations, orders and measures of governmental authorities to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing, disruptions to markets, economic activity, financing, supply chains and sales channels, and a deterioration of general economic conditions including a possible national or global recession; as well as those risk factors discussed or referred to in SGMD's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com. Should any factor affect SGMD in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, SGMD does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release and SGMD undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.